EXHIBIT 23.10

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 4, 1998 (except with respect to the matter discused in Note 8, as to which the date is March 11, 1998), with respect to the financial statements of The Levinson Steel Company (and to all references to our Firm) included in or made a part of this registration statement.


                                                          /s/ARTHUR ANDERSEN LLP
                                                             ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
August 24, 1998